UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 17, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue, SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)
(701) 837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.04.	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
On September 14, 2012, a notification was made regarding a blackout period with respect to the IRET Properties 401(k) Plan (the "Plan"). The blackout period is required due to the transition to a new service provider and trustee. During the blackout period, while the Company and the new service provider complete the set-up of the new system to manage the Plan, participants in the Plan will be unable to make contribution rate and future investment changes, investment election changes and withdrawals/distributions under the Plan, including with respect to Company stock. The blackout period will begin on October 22, 2012 and is expected to continue through November 30, 2012 (such period, the "Blackout Period"). The notification required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 relating to the Blackout Period was made on September 14, 2012.

 On September 17, 2012, the Company sent a notice to its trustees and executive officers informing them of the Blackout Period and the Company common share trading restrictions that apply to them during the Blackout Period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.

A copy of the notice to the trustees and executive officers is attached as Exhibit 99.1. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, shareholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Company's Investor Relations department by telephone at (701) 837-4738 or by mail at Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, PO Box 1988, Minot, North Dakota, 58702.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

99.1	Notice to Trustees and Executive Officers of Blackout Period with respect to IRET Properties 401k Plan, dated September 17, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  September 17, 2012